As filed with the Securities and Exchange Commission on August 13, 2010
Registration No. 333 —

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

R.G. BARRY CORPORATION
(Exact name of registrant as specified in its charter)

Ohio	31-4362899

(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

13405 Yarmouth Road N.W., Pickerington, Ohio	43147

(Address of Principal Executive Offices)	(Zip Code)
R.G. Barry Corporation
Amended and Restated 2005 Long-Term Incentive Plan
(Full title of the plan)

José G. Ibarra	Copy to:
Senior Vice President — Finance and	Elizabeth Turrell Farrar, Esq.
Chief Financial Officer	Vorys, Sater, Seymour and Pease LLP
R.G. Barry Corporation	52 East Gay Street
13405 Yarmouth Road N.W.	P.O. Box 1008
Pickerington, Ohio 43147	Columbus, Ohio 43216-1008
(Name and address of agent for service)
(614) 864-6400
(Telephone number, including area code, of agent for service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

Calculation of Registration Fee

		Proposed	Proposed
Title of		maximum	maximum
securities	Amount	offering	aggregate	Amount of
to be	to be	price	offering	registration
registered	registered (1)	per share (2)	price (2)	fee
Common Shares, $1.00 par value per share	500,000	$11.72	$5,860,000	$417.82
Series II Junior Participating Class A Preferred Share Purchase Rights (3)	(3)	(3)	(3)	(3)

(1)	In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 also covers an indeterminate number of additional common shares of R.G. Barry Corporation (the “Registrant”) that may be necessary to adjust the number of common shares reserved for delivery pursuant to the R.G. Barry Corporation Amended and Restated 2005 Long-Term Incentive Plan (the “Plan”) in accordance with the anti-dilution provisions of the Plan as a result of stock splits, stock dividends, recapitalizations or other similar transactions or adjustments affecting the common shares of the Registrant as specified in such anti-dilution provisions.

(2)	Estimated solely for the purpose of calculating the aggregate offering price and the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act with respect to common shares of the Registrant deliverable upon the exercise of stock options or pursuant to other stock awards not yet granted but reserved for delivery under the Plan and computed on the basis of $11.72, which is the average of the high and low sales prices for a common share of the Registrant as reported on The NASDAQ Stock Market LLC on August 10, 2010.

(3)	Series II Junior Participating Class A Preferred Share Purchase Rights (the “Rights”) evidence the right to purchase from the Registrant under certain conditions, a unit consisting of one one-hundredth (1/100) of a share (a “Unit”) of Series II Junior Participating Class A Preferred Shares, $1.00 par value per share, at a purchase price of $25.00 per Unit, subject to adjustment. The Registrant is required to deliver one Right, subject to adjustment, with each common share of the Registrant that becomes outstanding until the “distribution date” for the Rights, at which date the Rights will commence trading separately from the common shares. Prior to the “distribution date,” the Rights trade together with the common shares of the Registrant. The value attributable to the Rights, if any, is reflected in the market price of the common shares of the Registrant.

Part I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
          This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by R.G. Barry Corporation (the “Registrant”, the “Corporation” or the “Company”) with respect to 500,000 common shares, $1.00 par value per share (“common shares”), including Series II Junior Participating Class A Preferred Share Purchase Rights, issuable to eligible employees and directors under the R.G. Barry Corporation Amended and Restated 2005 Long-Term Incentive Plan (the “Plan”). The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the Plan as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 promulgated by the Commission under the Securities Act. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.
Part II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The following documents, filed by the Registrant with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof:
•	the Annual Report on Form 10-K of the Registrant for the fiscal year ended June 27, 2009, filed with the Commission on September 8, 2009 (SEC File No. 001-08769);

•	the Quarterly Report on Form 10-Q of the Registrant for the quarterly period ended September 26, 2009, filed with the Commission on November 4, 2009 (SEC File No. 001-08769);

•	the Quarterly Report on Form 10-Q of the Registrant for the quarterly period ended January 2, 2010, filed with the Commission on February 10, 2010 (SEC File No. 001-08769);

•	the Quarterly Report on Form 10-Q of the Registrant for the quarterly period ended April 3, 2010, filed with the Commission on May 12, 2010 (SEC File No. 001-08769);

•	the Current Reports on Form 8-K filed by the Registrant with the Commission on July 22, 2009, November 3, 2009 (excluding Item 2.02), November 5, 2009, and June 28, 2010 (SEC File No. 001-08769);

•	the Registrant’s definitive proxy statement on Schedule 14A with respect to the Registrant’s Annual Meeting of Shareholders held on October 29, 2009, filed with the Commission on September 23, 2009;

•	the description of the Registrant’s common shares, $1.00 par value per share, contained in the Registrant’s Registration Statement on Form 8-A dated March 7, 2008 and filed with the Commission on that date, together with any subsequent amendment or report filed with the Commission for the purpose of updating such description; and

•	the description of the Series II Junior Participating Class A Preferred Share Purchase Rights of the Registrant contained in the Registrant’s Registration Statement on Form 8-A dated May 4, 2009 and filed with the Commission on that date, together with any subsequent amendment or report filed with the Commission for the purpose of updating such description.
     All documents which may be filed by the Registrant with the Commission pursuant to Section 13(a), Section 13(c), Section 14 or Section 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered under the Plan pursuant to this Registration Statement have been sold or which deregisters all securities then remaining unsold, shall also be deemed to be incorporated by reference in this Registration Statement and to be made a part hereof from the date of filing of such documents. To the extent that any information contained in any Current Report on Form 8-K, or any exhibit thereto, was or is furnished to, rather than filed with, the Commission, such information or exhibit is specifically not incorporated by reference into this Registration Statement.
     Any statement contained in a document incorporated or deemed to be incorporated in this Registration Statement by reference, or contained in this Registration Statement, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities.
     Not Applicable.
Item 5. Interests of Named Experts and Counsel.
     On behalf of the Registrant, the law firm of Vorys, Sater, Seymour and Pease LLP, 52 East Gay Street, P.O. Box 1008, Columbus, Ohio 43216-1008, will pass upon the validity of the issuance of the securities of the Registrant being registered on this Registration Statement. As of August 10, 2010, members of Vorys, Sater, Seymour and Pease LLP, and attorneys employed thereby, together with members of their immediate families, owned an aggregate of 16,250 common shares of the Registrant.

Item 6. Indemnification of Directors and Officers.
(a) Ohio General Corporation Law
     Division (E) of Section 1701.13 of the Ohio Revised Code grants corporations broad powers to indemnify directors, officers, employees and agents. Division (E) of Section 1701.13 provides:
     (E) (1) A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney’s fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.
     (2) A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney’s fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any of the following:
     (a) Any claim, issue, or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless, and only to the extent that, the court of common pleas or the court in which such action or suit was brought determines, upon application, that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court of common pleas or such other court shall deem proper;
     (b) Any action or suit in which the only liability asserted against a director is pursuant to section 1701.95 of the Revised Code.

     (3) To the extent that a director, trustee, officer, employee, member, manager, or agent has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in division (E)(1) or (2) of this section, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses, including attorney’s fees, actually and reasonably incurred by him in connection with the action, suit, or proceeding.
     (4) Any indemnification under division (E)(1) or (2) of this section, unless ordered by a court, shall be made by the corporation only as authorized in the specific case, upon a determination that indemnification of the director, trustee, officer, employee, member, manager, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in division (E)(1) or (2) of this section. Such determination shall be made as follows:
     (a) By a majority vote of a quorum consisting of directors of the indemnifying corporation who were not and are not parties to or threatened with the action, suit, or proceeding referred to in division (E)(1) or (2) of this section;
     (b) If the quorum described in division (E)(4)(a) of this section is not obtainable or if a majority vote of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the corporation or any person to be indemnified within the past five years;
     (c) By the shareholders;
     (d) By the court of common pleas or the court in which the action, suit, or proceeding referred to in division (E)(1) or (2) of this section was brought.
     Any determination made by the disinterested directors under division (E)(4)(a) or by independent legal counsel under division (E)(4)(b) of this section shall be promptly communicated to the person who threatened or brought the action or suit by or in the right of the corporation under division (E)(2) of this section, and, within ten days after receipt of such notification, such person shall have the right to petition the court of common pleas or the court in which such action or suit was brought to review the reasonableness of such determination.
     (5) (a) Unless at the time of a director’s act or omission that is the subject of an action, suit, or proceeding referred to in division (E)(1) or (2) of this section, the articles or the regulations of a corporation state, by specific reference to this division, that the provisions of this division do not apply to the corporation and unless the only liability asserted against a director in an action, suit, or proceeding referred to in division (E)(1) or (2) of this section is pursuant to section 1701.95 of the Revised Code, expenses, including attorney’s fees, incurred by a director in defending the action, suit, or proceeding shall be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the director in which he agrees to do both of the following:
     (i) Repay such amount if it is proved by clear and convincing evidence in a court of competent jurisdiction that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the corporation or undertaken with reckless disregard for the best interests of the corporation;

     (ii) Reasonably cooperate with the corporation concerning the action, suit, or proceeding.
     (b) Expenses, including attorney’s fees, incurred by a director, trustee, officer, employee, member, manager, or agent in defending any action, suit, or proceeding referred to in division (E)(1) or (2) of this section, may be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, as authorized by the directors in the specific case, upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee, member, manager, or agent to repay such amount, if it ultimately is determined that he is not entitled to be indemnified by the corporation.
     (6) The indemnification authorized by this section shall not be exclusive of, and shall be in addition to, any other rights granted to those seeking indemnification under the articles, the regulations, any agreement, a vote of shareholders or disinterested directors, or otherwise, both as to action in their official capacities and as to action in another capacity while holding their offices or positions, and shall continue as to a person who has ceased to be a director, trustee, officer, employee, member, manager, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.
     (7) A corporation may purchase and maintain insurance or furnish similar protection, including, but not limited to, trust funds, letters of credit, or self-insurance, on behalf of or for any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section. Insurance may be purchased from or maintained with a person in which the corporation has a financial interest.
     (8) The authority of a corporation to indemnify persons pursuant to division (E)(1) or (2) of this section does not limit the payment of expenses as they are incurred, indemnification, insurance, or other protection that may be provided pursuant to divisions (E)(5), (6), and (7) of this section. Divisions (E)(1) and (2) of this section do not create any obligation to repay or return payments made by the corporation pursuant to division (E)(5), (6), or (7).
     (9) As used in division (E) of this section, “corporation” includes all constituent entities in a consolidation or merger and the new or surviving corporation, so that any person who is or was a director, officer, employee, trustee, member, manager, or agent of such a constituent entity, or is or was serving at the request of such constituent entity as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, shall stand in the same position under this section with respect to the new or surviving corporation as he would if he had served the new or surviving corporation in the same capacity.

(b) Articles of Incorporation of R.G. Barry Corporation
     Article EIGHTH of the Registrant’s Articles of Incorporation, as amended, governs indemnification by the Registrant and provides as follows:
     EIGHTH: I. Mandatory Indemnification. The Corporation shall indemnify any officer or director of the Corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, any action threatened or instituted by or in the right of the Corporation), by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee or agent of another corporation (domestic or foreign, nonprofit or for profit), partnership, joint venture, trust or other enterprise, against expenses (including, without limitation, attorneys’ fees, filing fees, court reporters’ fees and transcript costs), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful. A person claiming indemnification under this Paragraph I shall be presumed, in respect of any act or omission giving rise to such claim for indemnification, to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal matter, to have had no reasonable cause to believe his conduct was unlawful, and the termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, rebut such presumption.
     II. Court-Approved Indemnification. Anything contained in these Articles, the Regulations of the Corporation or elsewhere to the contrary notwithstanding:
     (A) the Corporation shall not indemnify any officer or director of the Corporation who was a party to any completed action or suit instituted by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee or agent of another corporation (domestic or foreign, nonprofit or for profit), partnership, joint venture, trust or other enterprise, in respect of any claim, issue or matter asserted in such action or suit as to which he shall have been adjudged to be liable for acting with reckless disregard for the best interests of the Corporation or misconduct (other than negligence) in the performance of his duty to the Corporation or such other entity unless and only to the extent that the Court of Common Pleas of Fairfield County, Ohio or the court in which such action or suit was brought shall determine upon application that, despite such adjudication of liability, and in view of all the circumstances of the case, he is fairly and reasonably entitled to such indemnity as such Court of Common Pleas or such other court shall deem proper; and

     (B) the Corporation shall promptly make any such unpaid indemnification as is determined by a court to be proper as contemplated by this Paragraph II.
     III. Indemnification for Expenses. Anything contained in these Articles, the Regulations of the Corporation or elsewhere to the contrary notwithstanding, to the extent that an officer or director of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Paragraph I of this Article EIGHTH, or in defense of any claim, issue or matter therein, he shall be promptly indemnified by the Corporation against expenses (including, without limitation, attorneys’ fees, filing fees, court reporters’ fees and transcript costs) actually and reasonably incurred by him in connection therewith.
     IV. Determination Period. Any indemnification required under Paragraph I of this Article EIGHTH and not precluded under Paragraph II of this Article EIGHTH shall be made by the Corporation only upon a determination that such indemnification of the officer or director is proper in the circumstances because he has met the applicable standard of conduct set forth in Paragraph I of this Article EIGHTH. Such determination may be made only (A) by a majority vote of a quorum consisting of directors of the Corporation who were not and are not parties to, or threatened with, any such action, suit or proceeding, or (B) if such a quorum is not obtainable or if a majority of the quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the Corporation, or any person to be indemnified, within the past five years, or (C) by the shareholders, or (D) by the Court of Common Pleas of Fairfield County, Ohio or (if the Corporation is a party thereto) the court in which such action, suit or proceeding was brought, if any; any such determination may be made by a court under division (D) of this Paragraph IV at any time [including, without limitation, any time before, during or after the time when any such determination may be requested of, be under consideration by or have been denied or disregarded by the disinterested directors under division (A) or by independent legal counsel under division (B) or by the shareholders under division (C) of this Paragraph IV]; and no failure for any reason to make any such determination, and no decision for any reason to deny any such determination, by the disinterested directors under division (A) or by independent legal counsel under division (B) or by the shareholders under division (C) of this Paragraph IV shall be evidence in rebuttal of the presumption recited in Paragraph I of this Article EIGHTH. Any determination made by the disinterested directors under division (A) or by independent legal counsel under division (B) of this Paragraph IV to make indemnification in respect of any claim, issue or matter asserted in an action or suit threatened or brought by or in the right of the Corporation shall be promptly communicated to the person who threatened or brought such action or suit, and within ten (10) days after receipt of such notification such person shall have the right to petition the Court of Common Pleas of Fairfield County, Ohio or the court in which such action or suit was brought, if any, to review the reasonableness of such determination.

     V. Advances for Expenses. Expenses (including, without limitation, attorneys’ fees, filing fees, court reporters’ fees and transcript costs) incurred in defending any action, suit or proceeding referred to in Paragraph I of this Article EIGHTH shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding to or on behalf of the officer or director promptly as such expenses are incurred by him, but only if such officer or director shall first agree, in writing, to repay all amounts so paid in respect of any claim, issue or other matter asserted in such action, suit or proceeding in defense of which he shall not have been successful on the merits or otherwise:
     (A) if it shall ultimately be determined as provided in Paragraph IV of this Article EIGHTH that he is not entitled to be indemnified by the Corporation as provided under Paragraph I of this Article EIGHTH; or
     (B) if, in respect of any claim, issue or other matter asserted by or in the right of the Corporation in such action or suit, he shall have been adjudged to be liable for acting with reckless disregard for the best interests of the Corporation or misconduct (other than negligence) in the performance of his duty to the Corporation, unless and only to the extent that the Court of Common Pleas of Fairfield County, Ohio or the court in which such action or suit was brought shall determine upon application that, despite such adjudication of liability, and in view of all the circumstances, he is fairly and reasonably entitled to all or part of such indemnification.
     VI. Article EIGHTH Not Exclusive. The indemnification provided by this Article EIGHTH shall not be exclusive of, and shall be in addition to, any other rights to which any person seeking indemnification may be entitled under the Articles or the Regulations or any agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be an officer or director of the Corporation and shall inure to the benefit of the heirs, executors, and administrators of such a person.
     VII. Insurance. The Corporation may purchase and maintain insurance or furnish similar protection, including, but not limited to, trust funds, letters of credit, or self-insurance, on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee, or agent of another corporation (domestic or foreign, nonprofit or for profit), partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the obligation or the power to indemnify him against such liability under the provisions of this Article EIGHTH. Insurance may be purchased from or maintained with a person in which the Corporation has a financial interest.

     VIII. Indemnity Agreements. The Corporation may from time to time enter into indemnity agreements with the persons who are members of its Board of Directors and with such officers or other persons as the Board may designate, such indemnity agreements to provide in substance that the Corporation will indemnify such person to the fullest extent of the provisions of this Article EIGHTH and/or to the fullest extent permitted under Ohio law.
     IX. Indemnification of Employees and Agents of the Corporation. The Corporation may, under procedures authorized from time to time by the Board of Directors, grant rights to indemnification and to be paid by the Corporation the expenses incurred in defending any proceeding in advance of its final disposition, to any employee or agent of the Corporation to the fullest extent of the provisions of this Article EIGHTH.
     X. Certain Definitions. For purposes of this Article EIGHTH, and as examples and not by way of limitation:
     (A) A person claiming indemnification under this Article EIGHTH shall be deemed to have been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Paragraph I of this Article EIGHTH, or in defense of any claim, issue or other matter therein, if such action, suit or proceeding shall be terminated as to such person, with or without prejudice, without the entry of a judgment or order against him, without a conviction of him, without the imposition of a fine upon him and without his payment or agreement to pay any amount in settlement thereof (whether or not any such termination is based upon a judicial or other determination of the lack of merit of the claims made against him or otherwise results in a vindication of him); and
     (B) References to an “other enterprise” shall include employee benefit plans; references to a “fine” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” within the meaning of that phrase as used in this Article EIGHTH.
     XI. Venue. Any action, suit or proceeding to determine a claim for indemnification under this Article EIGHTH may be maintained by the person claiming such indemnification, or by the Corporation, in the Court of Common Pleas of Fairfield County, Ohio. The Corporation and (by claiming such indemnification) each such person consent to the exercise of jurisdiction over its or his person by the Court of Common Pleas of Fairfield County, Ohio in any such action, suit or proceeding.

(c) Insurance
     The Registrant has purchased insurance coverage under a policy which insures directors and officers against certain liabilities that might be incurred by them in their capacities as directors and officers.
(d) R.G. Barry Corporation Amended and Restated 2005 Long-Term Incentive Plan
     Section 15.05 of the Plan addresses indemnification by the Registrant of individuals who are or were members of the Registrant’s Board of Directors or of the Compensation Committee of the Registrant’s Board of Directors. Section 15.05 provides:
15.05 INDEMNIFICATION. Each individual who is or was a member of the Committee or of the Board will be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be made a party or in which he or she may be involved by reason of any action taken or not taken under the Plan as a Committee or Board member and against and from any and all amounts paid, with the Company’s approval, by him or her in settlement of any matter related to or arising from the Plan as a Committee or Board member; or paid by him or her in satisfaction of any judgment in any action, suit or proceeding relating to or arising from the Plan against him or her as a Committee or Board member, but only if he or she gives the Company an opportunity, at its own expense, to handle and defend the matter before he or she undertakes to handle and defend it in his or her own behalf. The right of indemnification described in this section is not exclusive and is independent of any other rights of indemnification to which the individual may be entitled under the Company’s organizational documents, by contract, as a matter of law, or otherwise.
Item 7. Exemption from Registration Claimed.
     Not Applicable.

Item 8. Exhibits.
     (a) Exhibits:
     The following exhibits are filed with or incorporated by reference into this Registration Statement:

Exhibit	Description	Location

4.1	Articles of Incorporation of R.G. Barry Corporation (as filed with the Ohio Secretary of State on March 26, 1984)	Incorporated herein by reference to Exhibit 3(a)(i) to Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 1988 (SEC File No. 0-12667) (“Registrant’s 1988 Form 10-K”)

4.2	Certificate of Amendment to Articles of Incorporation of R.G. Barry Corporation (as filed with the Ohio Secretary of State on June 3, 1987)	Incorporated herein by reference to Exhibit 3(a)(i) to Registrant’s 1988 Form 10-K

4.3	Certificate of Amendment to the Articles of Incorporation of R.G. Barry Corporation Authorizing the Series I Junior Participating Class B Preferred Shares (as filed with the Ohio Secretary of State on March 1, 1988)	Incorporated herein by reference to Exhibit 3(a)(i) to Registrant’s 1988 Form 10-K

4.4	Certificate of Amendment to the Articles of R.G. Barry Corporation (as filed with the Ohio Secretary of State on May 9, 1988)	Incorporated herein by reference to Exhibit 3(a)(i) to Registrant’s 1988 Form 10-K

4.5	Certificate of Amendment to the Articles of Incorporation of R.G. Barry Corporation (as filed with the Ohio Secretary of State on May 22, 1995)	Incorporated herein by reference to Exhibit 3(b) to Registrant’s Annual Report on Form 10-K for the fiscal year ended December 30, 1995 (SEC File No. 001-08769) (“Registrant’s 1995 Form 10-K”)

4.6	Certificate of Amendment to the Articles of Incorporation of R.G. Barry Corporation (as filed with the Ohio Secretary of State on September 1, 1995)	Incorporated herein by reference to Exhibit 3(c) to Registrant’s 1995 Form 10-K

Exhibit	Description	Location

4.7	Certificate of Amendment by Shareholders to the Articles of Incorporation of R.G. Barry Corporation (as filed with the Ohio Secretary of State on May 30, 1997)	Incorporated herein by reference to Exhibit 4(h)(6) to Registrant’s Registration Statement on Form S-8, filed June 6, 1997 (Registration No. 333-28671)

4.8	Certificate of Amendment by Directors of R.G. Barry Corporation to the Articles of Incorporation of R.G. Barry Corporation Authorizing Series I Junior Participating Class A Preferred Shares (as filed with the Ohio Secretary of State on March 10, 1998)	Incorporated herein by reference to Exhibit 3(a)(7) to Registrant’s Annual Report on Form 10-K for the fiscal year ended January 3, 1998 (SEC File No. 001-08769)

4.9	Certificate of Amendment by Directors to the Articles of Incorporation of R.G. Barry Corporation Authorizing the Series II Junior Participating Class A Preferred Shares (as filed with the Ohio Secretary of State on May 1, 2009)	Incorporated herein by reference to Exhibit 3.1 to Registrant’s Current Report on Form 8-K, dated and filed May 4, 2009 (SEC File No. 001-08769) (“Registrant’s May 4, 2009 Form 8-K”)

4.10	Articles of Incorporation of R.G. Barry Corporation (reflecting all amendments filed with the Ohio Secretary of State) [for purposes of SEC reporting compliance only — not filed with the Ohio Secretary of State]	Incorporated herein by reference to Exhibit 3.10 to Registrant’s Annual Report on Form 10-K for the fiscal year ended June 27, 2009 (SEC File No. 001-08769)

4.11	Code of Regulations of R.G. Barry Corporation (reflecting all amendments)	Incorporated herein by reference to Exhibit 3.2 to Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended July 3, 2004 (SEC File No. 001-08769)

4.12	Rights Agreement, dated as of May 1, 2009, between R.G. Barry Corporation and The Bank of New York Mellon, as Rights Agent, including the Form of Rights Certificate and the Summary of Rights to Purchase Preferred Shares	Incorporated herein by reference to Exhibit 4.1 to Registrant’s May 4, 2009 Form 8-K

4.13	R.G. Barry Corporation Amended and Restated 2005 Long-Term Incentive Plan (reflects amendments approved by shareholders on October 29, 2009)	Incorporated herein by reference to Exhibit 10.2 to Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended January 2, 2010 (SEC File No. 001-08769)

Exhibit	Description	Location

5.1	Opinion of the law firm of Vorys, Sater, Seymour and Pease LLP regarding the validity of securities being registered	Filed herewith

23.1	Consent of Vorys, Sater, Seymour and Pease LLP (included in Exhibit 5.1)	Filed herewith

23.2	Consent of KPMG LLP, independent registered public accounting firm	Filed herewith

24.1	Powers of Attorney of Certain Executive Officers and Directors of R.G. Barry Corporation	Filed herewith
Item 9. Undertakings.
(a)	The undersigned Registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.
(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 of this Part II, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
[Remainder of page intentionally left blank;
signatures on following page.]

SIGNATURES
     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pickerington, State of Ohio, on the 13th day of August, 2010.

R.G. BARRY CORPORATION
By:	/s/ José G. Ibarra
José G. Ibarra, Senior Vice President — Finance and
Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on August 13, 2010.

Signature	Title

/s/ Greg A. Tunney*
Greg A. Tunney	President and Chief Executive Officer (Principal Executive Officer) and Director

/s/ José G. Ibarra
José G. Ibarra	Senior Vice President — Finance and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ Gordon Zacks*
Gordon Zacks	Non-Executive Chairman of the Board and Director

/s/ Nicholas P. DiPaolo*
Nicholas P. DiPaolo	Director

/s/ David P. Lauer*
David P. Lauer	Director

Signature	Title

/s/ Janice E. Page*
Janice E. Page	Director

/s/ Edward M. Stan*
Edward M. Stan	Director

/s/ Thomas M. Von Lehman*
Thomas M. Von Lehman	Director

/s/ Harvey A. Weinberg*
Harvey A. Weinberg	Director

*	The undersigned, by signing his name hereto, does hereby sign this Registration Statement on Form S-8 on behalf of each of the executive officer and directors of the Registrant identified above pursuant to Powers of Attorney executed by the executive officer and directors identified above, which Powers of Attorney are filed with this Registration Statement on Form S-8 as exhibits.

By:	/s/ José G. Ibarra	Date: August 13, 2010
José G. Ibarra
Attorney-in-Fact

INDEX TO EXHIBITS

Exhibit	Description	Location

4.1	Articles of Incorporation of R.G. Barry Corporation (as filed with the Ohio Secretary of State on March 26, 1984)	Incorporated herein by reference to Exhibit 3(a)(i) to Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 1988 (SEC File No. 0-12667) (“Registrant’s 1988 Form 10-K”)

4.2	Certificate of Amendment to Articles of Incorporation of R.G. Barry Corporation (as filed with the Ohio Secretary of State on June 3, 1987)	Incorporated herein by reference to Exhibit 3(a)(i) to Registrant’s 1988 Form 10-K

4.3	Certificate of Amendment to the Articles of Incorporation of R.G. Barry Corporation Authorizing the Series I Junior Participating Class B Preferred Shares (as filed with the Ohio Secretary of State on March 1, 1988)	Incorporated herein by reference to Exhibit 3(a)(i) to Registrant’s 1988 Form 10-K

4.4	Certificate of Amendment to the Articles of R.G. Barry Corporation (as filed with the Ohio Secretary of State on May 9, 1988)	Incorporated herein by reference to Exhibit 3(a)(i) to Registrant’s 1988 Form 10-K

4.5	Certificate of Amendment to the Articles of Incorporation of R.G. Barry Corporation (as filed with the Ohio Secretary of State on May 22, 1995)	Incorporated herein by reference to Exhibit 3(b) to Registrant’s Annual Report on Form 10-K for the fiscal year ended December 30, 1995 (SEC File No. 001-08769) (“Registrant’s 1995 Form 10-K”)

4.6	Certificate of Amendment to the Articles of Incorporation of R.G. Barry Corporation (as filed with the Ohio Secretary of State on September 1, 1995)	Incorporated herein by reference to Exhibit 3(c) to Registrant’s 1995 Form 10-K

4.7	Certificate of Amendment by Shareholders to the Articles of Incorporation of R.G. Barry Corporation (as filed with the Ohio Secretary of State on May 30, 1997)	Incorporated herein by reference to Exhibit 4(h)(6) to Registrant’s Registration Statement on Form S-8, filed June 6, 1997 (Registration No. 333-28671)

Exhibit	Description	Location

4.8	Certificate of Amendment by Directors of R.G. Barry Corporation to the Articles of Incorporation of R.G. Barry Corporation Authorizing Series I Junior Participating Class A Preferred Shares (as filed with the Ohio Secretary of State on March 10, 1998)	Incorporated herein by reference to Exhibit 3(a)(7) to Registrant’s Annual Report on Form 10-K for the fiscal year ended January 3, 1998 (SEC File No. 001-08769)

4.9	Certificate of Amendment by Directors to the Articles of Incorporation of R.G. Barry Corporation Authorizing the Series II Junior Participating Class A Preferred Shares (as filed with the Ohio Secretary of State on May 1, 2009)	Incorporated herein by reference to Exhibit 3.1 to Registrant’s Current Report on Form 8-K, dated and filed May 4, 2009 (SEC File No. 001-08769) (“Registrant’s May 4, 2009 Form 8-K”)

4.10	Articles of Incorporation of R.G. Barry Corporation (reflecting all amendments filed with the Ohio Secretary of State) [for purposes of SEC reporting compliance only — not filed with the Ohio Secretary of State]	Incorporated herein by reference to Exhibit 3.10 to Registrant’s Annual Report on Form 10-K for the fiscal year ended June 27, 2009 (SEC File No. 001-08769)

4.11	Code of Regulations of R.G. Barry Corporation (reflecting all amendments)	Incorporated herein by reference to Exhibit 3.2 to Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended July 3, 2004 (SEC File No. 001-08769)

4.12	Rights Agreement, dated as of May 1, 2009, between R.G. Barry Corporation and The Bank of New York Mellon, as Rights Agent, including the Form of Rights Certificate and the Summary of Rights to Purchase Preferred Shares	Incorporated herein by reference to Exhibit 4.1 to Registrant’s May 4, 2009 Form 8-K

4.13	R.G. Barry Corporation Amended and Restated 2005 Long-Term Incentive Plan (reflects amendments approved by shareholders on October 29, 2009)	Incorporated herein by reference to Exhibit 10.2 to Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended January 2, 2010 (SEC File No. 001-08769)

5.1	Opinion of the law firm of Vorys, Sater, Seymour and Pease LLP regarding the validity of securities being registered	Filed herewith

Exhibit	Description	Location

23.1	Consent of Vorys, Sater, Seymour and Pease LLP (included in Exhibit 5.1)	Filed herewith

23.2	Consent of KPMG LLP, independent registered public accounting firm	Filed herewith

24.1	Powers of Attorney of Certain Executive Officers and Directors of R.G. Barry Corporation	Filed herewith